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                                                                      EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements File Nos. 33-60549, 33-68646, 33-68648, 33-86616,
33-93006, 33-96950, 33-40973 and 33-40981 and into the Company's Proxy Statement for the 1999 Joint Special/Annual meeting of Shareholders filed with the SEC on April 6, 1999.





                                                 ARTHUR ANDERSEN LLP


Minneapolis, Minnesota
April 6, 1999